Exhibit 99.2

Citizens Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.czn.com

FOR IMMEDIATE RELEASE

Contact

David Whitehouse

Senior Vice President & Treasurer

203.614.5708

Citizens Communications Company to Participate in Analyst Conference

Stamford, Conn., May 27, 2008 — Citizens Communications Company (NYSE:CZN) is scheduled to participate in the upcoming Deutsche Bank Securities Media and Telecom Conference in New York, New York. Citizens is scheduled to present Monday, June 9, 2008, at 8:30 a.m. Eastern Daylight Savings Time. The scheduled presenter is David Whitehouse, Senior Vice President and Treasurer.

Deutsche Bank Securities will be providing an audio-webcast of the Citizens Communications Company presentation, which will be available for the live event as well for replay, via CCBN’s StreetEvents service at the following URL:

http://conferences.db.com/americas/media08

The webcast replay will be available within 24 hours of the conclusion of the live event and will expire on August 27, 2008.

About Citizens Communications

Citizens Communications Company (NYSE: CZN) operates under the brand name of Frontier and offers telephone, television and Internet services in 24 states. More information is available at www.czn.com and www.frontieronline.com

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